UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------


                                   FORM 8-K


                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




Date of report (Date of earliest event reported)        July 23, 2004
                                                   ---------------------------



                           Security Federal Corporation
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              (Exact Name of Registrant as Specified in Charter)



        South Carolina                0-16120              57-0858504
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(State or Other Jurisdiction        (Commission         (I.R.S. Employer
    of Incorporation)               File Number)        Identification No.)



 1705 Whiskey Road South, Aiken, South Carolina               29801
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     (Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code        (803) 641-3000
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                                Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits

              99.1 News Release of Security Federal Corporation dated July 23, 2004.


Item 12. Results of Operations and Financial Condition.

     On July 23, 2004, Security Federal Corporation issued its earnings release for the quarter ended June 30, 2004. A copy of the release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 23, 2004                     SECURITY FEDERAL CORPORATION


                                        /s/ Roy G. Lindburg
                                        -------------------------------------
                                        Roy G. Lindburg
                                        Treasurer and Chief Financial Officer

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                                  Exhibit 99.1

                         News Release Dated July 23, 2004

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                                 News Release




           SECURITY FEDERAL CORPORATION ANNOUNCES QUARTERLY EARNINGS
           ---------------------------------------------------------


Aiken, South Carolina (July 23, 2004) - Security Federal Corporation (OTCBB:SFDL), holding company of Security Federal Bank, announced earnings of $802,000 or $0.32 per share (basic) for the three months ending June 30, 2004 compared to $923,000 or $0.37 per share (basic) for the three months ending June 30, 2003. The quarter ending June 30th is the first quarter of the Company's fiscal year. The decrease in earnings is a result of a $520,000 decrease in the gain on sale of mortgage loans due to fewer mortgage loan originations. Mortgage loan originations decreased due to higher interest rates.

The decrease in gain on sale of mortgage loans was partially offset by an increase in net interest income of $222,000 or 6.9% for the three months ending June 30, 2004. General and administrative expenses increased $44,000 or 1.7%. Total assets at June 30, 2004 were $552.7 million compared to $528.0 million at March 31, 2004, an increase of 4.7%. Net loans receivable increased $4.5 million or 1.7% to $264.4 million at June 30, 2004 from March 31, 2004. Total deposits were $402.2 million at June 30, 2004 compared to $389.6 million at March 31, 2004, an increase of 3.2%. Federal Home Loan Bank advances and other borrowings increased $13.6 million or 13.4% to $115.4 million at June 30, 2004.

Security Federal Bank has eleven full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina. Additional financial services are provided by three of the Bank's wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.



For additional information contact Roy Lindburg, Chief Financial Officer, at
(803) 641-3070

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